UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the preparation of the Quarterly Report on Form 10-Q for the three-month period ended July 31, 2007, Optical Cable Corporation’s management team discovered that a price data-entry error had been made during the three-month period ended January 31, 2007. The price data-entry error was associated with the receipt of a large raw material shipment. When the value of this raw material shipment was entered into the data-entry system incorrectly it resulted in the inventory being overvalued and caused misstatements in the Company’s reported interim financial statements for the first two quarters of fiscal 2007.

Upon discovering the price data-entry error, the Company performed extensive testing of bare fiber inventory pricing as of the end of the three month periods ended January 31, April 30 and July 31, 2007, but found no other misstatements that individually or in aggregate could be considered financially material.

As a result, the Company currently believes that it reported a smaller net loss than it should have for the first quarter ended January 31, 2007 in the amount of approximately $186,000 and reported less net income than it should have for the second quarter ended April 30, 2007 of approximately $172,000. The Company currently believes that the combined impact of the misstatements in each of the first two quarters resulted in a cumulative understatement of net loss totaling approximately $14,000 for the six month period ended April 30, 2007.

The Company’s management team brought this information to the attention of both KPMG LLP, its Independent Registered Public Accounting Firm, and to the Audit Committee of the Board of Directors of the Company. Based on the recommendation of the Company’s management team, on September 11, 2007 the Audit Committee concluded that the price data-entry error resulted in misstatements in certain of the Company’s condensed financial statements. The misstatements were contained in the following condensed financial statements (the “Financial Statements”):

Condensed Balance Sheet as of January 31, 2007;

Condensed Balance Sheet as of April 30, 2007;

Condensed Statement of Operations for the three month period ended January 31, 2007;

Condensed Statement of Operations for the three month period ended April 30, 2007;

Condensed Statement of Operations for the six month period ended April 30, 2007;

Condensed Statement of Shareholders’ Equity for the three months ended January 31, 2007;

Condensed Statement of Shareholders’ Equity for the six months ended April 30, 2007;

Condensed Statement of Cash Flows for the three months ended January 31, 2007;

Condensed Statement of Cash Flows for the six months ended April 30, 2007;

As a result of the misstatements, the above listed Financial Statements should no longer be relied upon. The Audit Committee and the Company’s management discussed the foregoing conclusion with KPMG LLP, the Company’s Independent Registered Public Accounting Firm.

The Company intends to file an Amended Quarterly Report on Form 10-Q/A for each of the periods ending January 31, 2007 and April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Vice President and Chief Financial Officer

Dated: September 14, 2007